Exhibit 99.1
Contact: Charles Lambert
Finance Director
Medical Properties Trust, Inc.
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC.
REPORTS FIRST QUARTER 2009 RESULTS
Quarterly Normalized FFO of $0.23 per Diluted Share In-Line with High End of Annual
Run-Rate
          Birmingham, AL — May 7, 2009 — Medical Properties Trust, Inc. (NYSE: MPW) today announced financial and operating results for the quarter ended March 31, 2009.
HIGHLIGHTS
•	Posted first quarter 2009 normalized Funds from Operations (“FFO”) of approximately $17.5 million, or $0.23 per diluted share, and Adjusted Funds from Operations (“AFFO”) of $17.9 million, or $0.23 per diluted share;

•	Completed public offering of 13.3 million shares of common stock in January 2009, generating net proceeds of approximately $67.9 million;

•	Increased first quarter total revenues by 39% over prior year period;

•	Paid first quarter cash dividend of $0.20 per share on April 9, 2009, representing a payout ratio of 87%.
          Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer of Medical Properties Trust, commented, “Our solid first quarter results demonstrate the strength of our portfolio and the resilience of the real estate asset class in which we operate. Despite macroeconomic conditions that remain challenging and a lighter flu season than in 2008, hospital and healthcare-focused assets have performed well, and better than most other asset classes. Our operators are among the best in the business and continue to prove their ability to operate in all types of economic conditions.
          “Further, our recent capital-raising initiatives have significantly enhanced our liquidity position. We took action early in 2009 to access valuable capital and have since deployed that capital to reduce debt and provide long-term liquidity. Looking ahead, we continue to explore measures to preserve capital and to further strengthen our financial flexibility, including positioning the Company to handle its debt obligations in 2011 and beyond.”

OPERATING RESULTS
          The Company reported total revenues of $32.4 million for the three months ended March 31, 2009, a gain of approximately 39% over total revenues of $23.3 million for the same period one year ago, primarily due to property acquisitions in 2008.
          Normalized FFO for the first quarter of 2009 was approximately $17.5 million, an increase of 14.3% compared with $15.3 million for the first quarter of 2008. AFFO for the first quarter of 2009 was $17.9 million, an increase of 11.4% over the $16.1 million reported for the first quarter of 2008. Normalized FFO and AFFO for the first quarter of 2009 and 2008 exclude approximately $0.9 million and $0.7 million, respectively, for the adoption of new accounting pronouncements involving convertible bonds and participating securities. Net income for the first quarter of 2009 was approximately $10.7 million ($0.14 per share), compared with $10.9 million ($0.20 per share) for the first quarter of 2008.
          Normalized FFO and AFFO per share were affected by an increase in the weighted average diluted common shares outstanding to 76.4 million for the quarter ended March 31, 2009, from 53.0 million for the same period in 2008. Normalized FFO and AFFO per diluted share for the first quarter of 2009 were $0.23 each, compared with $0.29 and $0.30, respectively, for the prior year period. Net income per diluted share for the first quarter of 2009 was $0.14, compared with $0.20 per diluted share for the first quarter of 2008. A reconciliation of FFO and AFFO to net income is included in the financial tables accompanying this press release.
LIQUIDITY
          On January 14, 2009, the Company completed a public offering of 12 million shares of common stock at $5.40 per share. Including the underwriters’ purchase of approximately 1.3 million additional shares to cover over-allotments, net proceeds from the offering were approximately $67.9 million after underwriting discount, commissions and offering expenses. The proceeds were used to repay borrowings outstanding under the Company’s revolving credit facilities. As of March 31, 2009, the Company had approximately $11.2 million in cash and cash equivalents and approximately $71 million available under its existing credit facilities.
          The Company’s outstanding debt as of March 31, 2009 consisted of fixed-rate debt of $353.9 million and variable rate debt of $219.8 million. The earliest non-extendable maturity of the Company’s debt is approximately $30.0 million in November 2010. Upon repayment of that facility, which is prepayable without penalty at any time, approximately $340 million in healthcare real estate will become unencumbered. In addition, $83 million of revolving credit facilities due in November 2010 may be extended until November 2011. The Company has approximately $2.5 million in unfunded commitments to complete the additions and refurbishments of existing facilities and no commitments for new acquisitions or developments.

DIVIDEND
          The Company’s Board of Directors declared a quarterly dividend of $0.20 in cash per share of common stock, which was paid on April 9, 2009 to stockholders of record on March 19, 2009. The $0.20 per share cash dividend represents a payout ratio of 87%.
PORTFOLIO UPDATE AND FUTURE OPERATIONS
          At March 31, 2009, the Company had total portfolio assets of approximately $1.3 billion, a 40.5% increase over March 31, 2008. The Company’s real estate portfolio included 51 healthcare properties in 21 states leased to 13 hospital operating companies; three of the investments are in the form of mortgage loans to two separate operating companies.
          The Company continues to believe the existing portfolio of assets will generate normalized FFO of between approximately $0.88 and $0.92 per diluted share in 2009 (excluding the effect of the changes in accounting for convertible debt and participating securities). Such estimate also does not include the effects, if any, of costs and litigation related to discontinued operations, revenue related to participation in operations of certain hospitals, real estate operating costs, write-offs of straight-line rent related to any leased assets that may be sold, or other non-recurring or unplanned transactions. The Company currently believes that one or more of its non-revenue producing assets will contribute revenue in 2009; however, that revenue is not included in the range above.
CONFERENCE CALL AND WEBCAST
          The Company has scheduled a conference call and webcast for Thursday, May 7, 2009 at 11:00 a.m. Eastern Time in order to present the Company’s financial and operating results for the quarter ended March 31, 2009. The dial-in numbers for the conference call are 800-295-4740 (U.S.) and 617-614-3925 (International), using passcode 83657061. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com. A telephone and webcast replay of the call will be available from shortly after the completion through May 14, 2009. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 53476294.
About Medical Properties Trust, Inc.
          Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust (REIT) formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; normalized FFO per share in 2009; the level of unfunded commitments; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; acquisition of healthcare real estate; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the facts that could affect outcomes, please refer to the “Risk factors” section of the Company’s Form 10-K for the year ended December 31, 2008 as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2009	December 31, 2008
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$992,343,482	$996,964,710
Mortgage loans	185,000,000	185,000,000

Gross investment in real estate assets	1,177,343,482	1,181,964,710
Accumulated depreciation and amortization	(41,674,710)	(40,333,974)

Net investment in real estate assets	1,135,668,772	1,141,630,736

Cash and cash equivalents	11,209,296	11,747,894
Interest and rent receivable	12,814,821	13,836,775
Straight-line rent receivable	20,906,277	19,003,110
Other loans	114,003,254	108,522,933
Assets of discontinued operations	1,171,001	2,384,808
Other assets	13,880,614	14,246,975

Total Assets	$1,309,654,035	$1,311,373,231

Liabilities and Equity
Liabilities
Debt	$563,010,516	$630,556,564
Accounts payable and accrued expenses	28,871,733	24,718,097
Deferred revenue	12,927,936	16,110,241
Lease deposits and other obligations to tenants	14,519,933	13,645,259

Total liabilities	619,330,118	685,030,161

Medical Properties Trust, Inc. stockholders’ equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding — 78,505,299 at March 31, 2009, and 65,056,387 shares at December 31, 2008	78,505	65,056
Additional paid in capital	755,607,277	686,238,117
Distributions in excess of net income	(65,335,776)	(59,941,011)
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	690,087,663	626,099,819

Non-controlling interests	236,254	243,251

Total Equity	690,323,917	626,343,070

Total Liabilities and Equity	$1,309,654,035	$1,311,373,231

(A)	Financials have been derived from the prior year audited financials; however, we have restated certain line items to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities, and (iii) non-controlling interests.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	For the Three Months Ended
	March 31, 2009	March 31, 2008
	(Unaudited)	(Unaudited)
		(A)
Revenues
Rent billed	$23,086,100	$14,970,796
Straight-line rent	1,863,653	1,659,784
Interest and fee income	7,423,210	6,710,041

Total revenues	32,372,963	23,340,621
Expenses
Real estate depreciation and amortization	6,245,634	3,527,595
Property-related	918,919	56,022
General and administrative	5,678,071	4,358,112

Total operating expenses	12,842,624	7,941,729

Operating income	19,530,339	15,398,892
Other income (expense)
Interest and other income	439	102,678
Interest expense	(9,463,297)	(7,455,213)

Net other expense	(9,462,858)	(7,352,535)

Income from continuing operations	10,067,481	8,046,357
Income from discontinued operations	649,680	2,853,282

Net income	10,717,161	10,899,639
Net income attributable to non-controlling interests	(6,830)	(1,201)

Net income attributable to MPT common stockholders	$10,710,331	$10,898,438

Net Income per common share — basic:
Income from continuing operations	$0.13	$0.15
Income from discontinued operations	0.01	0.05

Net income attributable to MPT common stockholders	$0.14	$0.20

Net Income per share — diluted:
Income from continuing operations	$0.13	$0.15
Income from discontinued operations	0.01	0.05

Net income attributable to MPT common stockholders	$0.14	$0.20

Dividends declared per common share	$0.20	$0.27

Weighted average shares outstanding — basic	76,432,419	52,991,956
Weighted average shares outstanding — diluted	76,432,419	53,001,497

(A)	Financials have been restated to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities, and (iii) non-controlling interests.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three Months Ended
	March 31, 2009	March 31, 2008
		(A)
FFO information:
Net income (B)	$10,377,325	$10,485,864
Depreciation and amortization
Continuing operations	6,245,634	3,527,595
Discontinued operations	—	568,209

Funds from operations	$16,622,959	$14,581,668

Accounting change for convertible debt and participating securities	892,782	747,921

Normalized funds from operations	$17,515,741	$15,329,589

Share-based compensation	1,487,690	1,873,698
Deferred financing costs amortization	802,055	555,299
Straight-line rent revenue	(1,863,653)	(1,659,784)

Adjusted funds from operations	$17,941,833	$16,098,802

Per diluted share data:
Net income	$0.14	$0.20
Depreciation and amortization
Continuing operations	0.08	0.06
Discontinued operations	—	0.01

Funds from operations	$0.22	$0.27

Accounting change for convertible debt and participating securities	0.01	0.02

Normalized funds from operations	$0.23	$0.29

Share-based compensation	0.02	0.04
Deferred financing costs amortization	0.01	0.01
Straight-line rent revenue	(0.03)	(0.04)

Adjusted funds from operations	$0.23	$0.30

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

(A)	Financials have been restated to reflect our adoption of the new accounting pronouncements involving (i) convertible bonds, (ii) participating securities and (iii) non-controlling interests.

(B)	Net income reduced by earnings that represent nonforfeitable dividends of $0.3 million and $0.4 million for 2009 and 2008, respectively, which were allocated to participating securities.